Exhibit 99.1

PacificNet Signs Agreement to Acquire Octavian International - Global Provider of Gaming Technology

- Acquisition Anticipated to be Accretive to PacificNet's Consolidated Earnings Per Share (EPS) in 2008
- Combined Company to Focus on High-Margin Gaming Technology Business with Global Presence
- Acquisition to Drive Synergy Effects between Global and Asian Gaming Business

Beijing, China December 7, 2007 /Xinhua-PRNewswire/ -- PacificNet, Inc. (NASDAQ: PACT), a leading provider of gaming technology, Customer Relationship Management (CRM) and e-commerce in China, announced today that it has signed a definitive agreement to acquire 100% ownership of Octavian International Limited (“Octavian”), a worldwide supplier of gaming technology, solutions and systems.

The transaction is subject to various conditions, including the completion of due diligence, which has already commenced. PacificNet will issue restricted shares of PACT representing approximately 19.5% of PacificNet's outstanding shares. There is also an additional cash performance bonus. According to Octavian's financial reports as audited by Grant Thornton UK LLP under UK GAAP, Octavian had a revenue of approx $64.6 million, gross profit of approx $18.4 million, EBITDA of approx $6.2 million USD, and pre-tax profit of $5.5 million, for fiscal year ending Dec 31, 2006. This acquisition is expected to greatly increase PacificNet’s overall gaming revenues and profits and is expected to be accretive to PacificNet's consolidated Earnings Per Share (EPS) in 2008.  Upon completion, Octavian would continue operating under its current name as a wholly-owned subsidiary of PacificNet and would continue to pursue its global growth strategy as a leading provider of gaming technology. Harmen Brenninkmeijer would become an executive director of PacificNet and a member of the board of directors, and continue to serve as CEO of the Octavian subsidiary within PacificNet's gaming division. Furthermore, upon completion of the earn-out provisions and profit targets as defined in the acquisition agreement, Harmen Brenninkmeijer would become President of PacificNet's Global Gaming Division. The acquisition is expected to close in the first quarter of 2008.  Sterne Agee has been appointed as the financial advisor for Octavian for this transaction.

Octavian (www.octavianinternational.com), which maintains worldwide headquarters in Guildford, United Kingdom, develops and markets innovative games and systems and sells its gaming solutions in over 30 countries including Russia, Italy, Germany, Ukraine, Colombia, Bolivia, Mexico, Argentina and South Africa. It also distributes gaming machine and equipment from many of the world’s leading gaming brands through its OctaSupplies division. The company’s own games and systems including the DreamGames portfolio of casino video slot games, AWP games, downloadable/VLT games and systems for gaming and lottery operations, and ACP (Accounting, Control, Progressives) slot management systems.  Octavian is one of the largest independent suppliers of back-end systems to casinos.

PacificNet is a leading provider of gaming and mobile game technology, e-commerce, and Customer Relationship Management (CRM) solutions in China. Its gaming clients include leading hotels, casinos, and gaming operators in Macau, Asia and Europe. PacificNet's products include multi-player electronic table games, roulette machines, Server-Based Games (SBG) with multiple client betting stations, slot and bingo machines, Video Lottery Terminals (VLTs), Amusement With Prizes (AWP) machines, gaming cabinet and client/server system designs, online i-gaming software design and multimedia entertainment kiosks. Through its China subsidiary, PacificNet is also a legally licensed provider and sales agent for the legalized welfare lottery gaming in the People Republic of China. PacificNet currently sells its gaming products and solutions in dozens of countries worldwide with a strong focus on Asia.

Commenting on the deal, Tony Tong, CEO of PacificNet, said: “We are very excited at the prospect of adding Octavian’s global gaming brand name and distribution channels to PacificNet’s gaming strategy. The acquisition fits well within our key focus of garnering long-term, high-margin, recurring revenue contracts in emerging gaming markets worldwide and will have a synergistic effect by combining Octavian's strong global brand name and worldwide gaming distribution expertise with PacificNet's low-cost development resources in China and local Asian gaming expertise. We are confident that Octavian’s product portfolio and global growth strategy is an extremely good fit with PacificNet’s.”

Harmen Brenninkmeijer, CEO of Octavian, added: “Being part of a company with the market presence and profile of PacificNet would significantly enhance Octavian’s global growth potential. We project major growth worldwide in gaming systems because of the potential for the technology’s flexibility in creating multiple gaming configurations including downloadable games and more engaging and customer-friendly games. As part of PacificNet, and working closely with PacificNet and its subsidiaries, Octavian would be extremely well placed for strong growth in existing and new markets. In addition, Octavian would add market-leading technology, software and experience in the rapidly-expanding lottery market to the PacificNet portfolio.  I believe there would be a lot of synergy between Octavian and PacificNet which we all hope can be transformed into strong revenue and EPS growth, cost savings, Euro-Asia gaming coverage, shared technical resources and distribution channels, and ultimate investor value enhancement for all.”

"We are very excited about working with Octavian," said Victor Tong, President of PacificNet. "We see huge potential for growth in the global gaming market. Working with Octavian allows PacificNet to accelerate its gaming expansion and sharpens its focus in the high margin gaming technology business.  Octavian’s experienced creative development teams are able to create proven games that are tailored to individual jurisdictions and are highly cost-effective. Also, Octavian has a well-proven, robust and flexible systems offering. Its ACP slot management system currently links tens of thousands of gaming machines into efficient networks that offer highly attractive multi-machine jackpot games. To this Octavian has recently added leading-edge casino reception and cash desk systems which provide a complete end-to-end systems solution for today’s modern casinos.  In addition, we see strong synergistic development between Octavian and our other subsidiary companies in the areas of gaming product development, R&D, marketing and distribution, and geographical coverage. We believe this acquisition will greatly increase our overall gaming revenues, bottom line, and enhances our shareholder value."

PacificNet will conduct a joint conference call on Monday, December 10, 2007 at 8am Eastern Time. The conference call will include a PacificNet Q3 summary followed by a presentation from the management of Octavian.The conference call is open to the public and may be accessed by calling (888) 850-5066 or (206) 315-8587 and entering conference entry code: 455787, followed by the # key. For those unable to attend the conference call live, an archive of the call will be available for 30 days. The replay number is (800) 207-7077. Please use PIN number: 5962.

About Octavian International
Octavian International (http://www.octavianinternational.com) was established in 2001 and has operations in the UK, Russia, Ukraine, Italy, Germany, Argentina, Colombia, India, Australia and USA. Octavian employs 224 staff worldwide. The company is an international provider of innovative networked gaming solutions, developed to enhance the efficiency, profitability and enjoyment of gaming and lottery operations. Activities encompass both software development (OctaSystems and OctaGames) and gaming equipment distribution (OctaSupplies). Octavian serves casino, AWP (Amusements With Prizes), lottery and emerging gaming markets worldwide. It delivers solutions directly to gaming and lottery operators, large and small, and also works in close collaboration with hardware manufacturers, other gaming industry software developers and distributors.

About PacificNet
PacificNet, Inc. (http://www.PacificNet.com) is a leading provider of gaming and mobile game technology, e-commerce, and Customer Relationship Management (CRM) in China. PacificNet’s gaming products are specially designed for Chinese and Asian gamers with focus on integrating localized Chinese and Asian themes and content, advanced graphics, digital sound effects and popular domestic music, with secondary bonus games and jackpots. Through its Chinese subsidiary, PacificNet is also a legally licensed provider and sales agent for the legalized welfare lottery gaming in the People’s Republic of China.

PacificNet gaming products include: Multi-player Electronic Table Games-Baccarat, Sicbo, Fish-Prawn-Crab, and Roulette machines, Server-Based Games (SBG) with multiple client betting stations, slot and bingo machines, Video Lottery Terminals (VLTs), Amusement With Prizes (AWP) machines, gaming cabinet and client/server system designs, online i-gaming software design, and multimedia entertainment kiosks.

PacificNet's gaming clients include the leading hotels, casinos, and gaming operators in Macau, Asia, and Europe, while e-commerce and CRM clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China such as China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, China and Hong Kong government.

PacificNet employs about 1,500 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shanghai, Shenzhen, Guangzhou, Macau and Zhuhai China, USA and the Philippines.

Safe Harbor Statement
This announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:
If to PacificNet:
PacificNet USA office:
Jacob Lakhany, Tel: +1-605-229-6678, email: investor@pacificnet.com

If to Octavian:
Octavian International
Helen Hedgeland, Tel: +44 (0) 1483 543 543, email H.Hedgeland@octavianonline.co.uk